EXHIBIT 4.6

                      THIRD AMENDMENT TO CREDIT AGREEMENT


      THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of December 21, 1998, is by and among PETROLEUM SUPPLY COMPANY, PRIDE INTERNATIONAL HOLDINGS, INC., RANGER WELL SERVICE, INC., PRIDE OFFSHORE, INC., and RANGER CORPORATION (each individually, a "BORROWER," and, collectively, the "BORROWERS"), PRIDE INTERNATIONAL, INC., (the "PARENT GUARANTOR"), each of the Lenders (as defined in the below-mentioned Credit Agreement) signatory hereto, BANK ONE, LOUISIANA, N.A. (formerly known as FIRST NATIONAL BANK OF COMMERCE), as arranger and syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as administrative and documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT") and as issuer of Letters of Credit.

                               R E C I T A L S:

      WHEREAS, the Borrowers, the Parent Guarantor, the Agents, and the Lenders signatory hereto entered into a Credit Agreement, dated as of December 22, 1997 (as amended as of April 24, 1998 and September 17, 1998, the "CREDIT AGREEMENT"), pursuant to which the Lenders made available to the Borrowers a revolving credit facility;

      WHEREAS, the Borrowers have requested that the Lenders and the Agents agree to amend the Credit Agreement to amend the definition of Funded Debt and to permit the incurrence of (i) certain Debt in connection with the construction, equipping and mobilization of the PRIDE ANGOLA ultra-deepwater drillship; (ii) Guarantees; (iii) Sale-Leaseback Debt relating to the PRIDE TEXAS and PRIDE KANSAS; and (iv) certain Sale-Leaseback Debt relating to the AMETHYST 1;

      WHEREAS, to induce the Agents and the Required Lenders to enter into this Amendment, the Borrowers have agreed to pay an amendment fee to those Lenders executing this Amendment by 5:00 p.m. Houston, Texas time on December 21, 1998 and to modify certain definitions and covenants found in the Credit Agreement;

      WHEREAS, the Required Lenders and the Agents are willing to amend the Credit Agreement as hereinafter provided; and

      WHEREAS, the Borrowers, the Parent Guarantor, the Lenders and the Agents now desire to amend the Credit Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 1

                                   ARTICLE I

                                 DEFINITIONS

      Section 1.1 DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.


                                  ARTICLE II

                                  AMENDMENTS

      Section 2.1 ADDITIONAL DEFINITIONS. Section 1.1 is amended by adding the following definitions in alphabetical order:

            "AMETHYST 1 LEASE" means Sale-Leaseback Debt of the Parent Guarantor or one of the Subsidiaries approved by the Administrative Agent that is incurred by March 31, 1999, not to exceed $100,000,000 in aggregate principal amount, for a term of at least 13.5 years with an early buyout option at eight and one half years (the indicative all-inclusive implicit interest rate quoted to the Parent Guarantor is 9.25% per annum), copies of which AMETHYST 1 Lease and related documents will be delivered to the Administrative Agent and its counsel for approval before execution.

            "CIC LOAN" means Limited Recourse Debt, not to exceed $205,000,000 in aggregate principal amount, to be issued in the future that will be used to repay the PRIDE ANGOLA Construction Loan.

            "MITSUBISHI GUARANTEES" means the guarantees (described on Schedule 1.1) issued by the Parent Guarantor in connection with the financing of Amethyst Financial Corporation, a foreign affiliate of the Parent Guarantor, pursuant to the Mitsubishi Loan Documents.

            "MITSUBISHI LOAN DOCUMENTS" means the (i) Loan Agreement dated December 19, 1998 among Petrodrill Six Limited, Mitsubishi Corporation
      (UK) PLC as Facility Agent and Security Agent (the "Petrodrill Agents") and the lenders party thereto and (ii) the Loan Agreement dated December 19, 1998 among Petrodrill Seven Limited, the Petrodrill Agents and the lenders party thereto, and related documents, copies of which Loan Agreements and related documents have been delivered to the Administrative Agent and its counsel.

            "PRIDE ANGOLA CONSTRUCTION LOAN" means the Debt, not to exceed $205,000,000 in aggregate principal amount, incurred or to be incurred by the Parent Guarantor, pursuant to the PRIDE ANGOLA Loan Documents, the purpose of which PRIDE ANGOLA Construction Loan is to provide financing to construct, equip and mobilize the ultra-deepwater drillship PRIDE ANGOLA before delivery.


THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 2

            "PRIDE ANGOLA LOAN DOCUMENTS" means the Loan Agreement among Compagnie Financiere de CIC et de l'Union Europeene, as Arranger, Facility Agent and Security Trustee and the banks and financial institutions that are "lenders" thereunder and related documents on terms similar to those contained in the PRIDE AFRICA Loan Documents, copies of which Loan Agreement and related documents have been delivered to the Administrative Agent and its counsel.

            "TEXAS/KANSAS LEASES" means Sale-Leaseback Debt of the Parent Guarantor or one of its Subsidiaries approved by the Administrative Agent that is incurred by March 31, 1999, not to exceed $80,000,000, with a seven year term in the transaction arranged by BTM Capital, copies of which Texas/Kansas Leases and related documents will be delivered to the Administrative Agent and its counsel for approval before execution.

            "WORKING" means that a Rig has operated under a drilling contract no less than 15 days of the 30 days prior to the date of the most recently delivered Borrowing Base Report upon fair and reasonable terms including day rate no less favorable than could be obtained in an arm's length transaction.

      Section 2.2 DEFINITIONAL AMENDMENTS.  Section 1.1 is further amended by:

            (a)   amending the definition of "Applicable Margin" as follows:

                  (i)   by adding the following sentence at the end thereof:

                  "Until the Quarterly Payment Date first occurring after Debt evidenced by the PRIDE AFRICA OFE Loan and the PRIDE ANGOLA Construction Loan have been repaid in full with proceeds of Limited Recourse Debt and satisfactory proof of such repayment is received by the Administrative Agent, each Applicable Margin found in the above table shall be increased by 0.50% and such increase shall apply to all Advances until the Quarterly Payment Date first mentioned in this Sentence;" and



THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 3 deleting the existing table therefrom and inserting the following table in lieu thereof:

                                   S&P/MOODY'S
                                 RATING OF PARENT
       RATIO OF                    GUARANTOR'S    APPLICABLE MARGIN APPLICABLE MARGIN
    FUNDED DEBT TO                  UNSECURED      FOR EURODOLLAR       FOR BASE
        EBITDA                     SENIOR DEBT        ADVANCES       RATE ADVANCES
--------------------------------------------------------------------------------------
Less than 1.50 to 1.00          BBB-/Baa3 or higher     1.50%           0.75%

Greater than or equal to 50 to      BB to BB+/          1.75%           0.75%
1.00, but less than 2.00 1.00       Ba1 to Ba2

Greater than or equal to 2.00 to     BB-/Ba3            2.00%           0.75%
1.00, but less than 2.50 to 1.00

Greater than or equal to 2.50 to     B+/B1              2.25%           0.75%
1.00
======================================================================================

            (b) deleting the definition of "Applicable Rig Advance Rate" and replacing it with the following:

                  "'Applicable Rig Advance Rate' means 50 percent;"

            (c) amending the definition of "Borrowing Base" by adding the following words after the word "Rigs" in the last line thereof: "that are Working";

            (d) amending the definition of "Coverage Ratio" by:

                  (i) deleting the reference to "EBIT" and inserting in lieu thereof a reference to "EBITDA"; and

                  (ii) adding to clause (b) after the word "expense" found on the third line the following parenthetical: "(excluding, however, non-cash interest expense attributable to the Zero Coupon Debentures)";

            (e) by deleting from the definition of "Eligible Rigs" the reference to "Section 10.2" and inserting in lieu thereof a reference to "Section 10.2(c), (d), (e) or (f)";

            (f) deleting from the definition in clause (a) of "Funded Debt" the words "the PRIDE AFRICA OFE Loan";

            (g) by amending the definition of "Rigs" by inserting the following in the first line thereof after the word "hereto:"



THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 4

            "and all other drilling units in which Lien is granted by the Administrative Agent for the PRO RATa benefit of the Lenders pursuant to Loan Documents satisfactory to the Administrative Agent;"

      Section 2.3 AMENDMENT TO SECTION 10.1.  Section 10.1 is amended by:

            (a) deleting from clause (e) the reference to "$120,000,000" and inserting in lieu thereof a reference to $40,000,000;"

            (b) adding the following at the end of clause (f): "PLUS the PRIDE ANGOLA Construction Loan;"

            (c) adding the following at the end of clause (g): "PLUS the AMEYTHST 1 Lease, the CIC Loan (once the Administrative Agent finds, in writing, that the terms thereof are acceptable and the CIC Loan constitutes Limited Recourse Debt) and the Texas/Kansas Leases;" and

            (d) adding the following at the end of clause (h): "PLUS the "Mitsubishi Guarantees."

      Section 2.4 AMENDMENT TO SECTION 2.8. Section 2.8 is amended by deleting the reference to "0.375%" and inserting in lieu thereof a reference to "0.625%."

      Section 2.5 AMENDMENT TO SECTION 11.1. Section 11.1 is amended by deleting therefrom clauses (a) and (b) and substituting the following in lieu thereof:

                  "the following:

                  ROLLING PERIOD ENDING   REQUIRED RATIO

                  3/31/99                 4.25x to 1.0
                  6/30/99                 4.50x to 1.0
                  9/30/99                 4.75x to 1.0
                  12/31/99                4.75x to 1.0
                  3/31/00                 3.75x to 1.0
                  6/30/00                 3.50x to 1.0
                  and thereafter          3.50x to 1.0"

      Section 2.6 AMENDMENT TO SECTION 11.2. Section 11.2 is amended by deleting therefrom clauses (a), (b) and (c) and substituting the following therefor:

                  "(a) 0.60 for each determination made during the period to and including December 31, 1999 and (b) 0.50 for each quarter ending after December 31, 1999."


THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 5

      Section 2.7 AMENDMENT TO SECTION 11.3. Section 11.3 is amended by deleting therefrom the references to "1.35" and "1.50" and inserting in lieu thereof a reference to "2.0".

      Section 2.8 AMENDMENTS TO SECTION 12.1. Section 12.1 is amended by thereto two new clauses, reading as follows:

            "(p)  failure of the Parent Guarantor to comply with the Guarantees.

            "(q) the PRIDE ANGOLA Construction Loan shall not be repaid with proceeds of the CIC Loan or the Parent Guarantor released from all liability thereunder by March 31, 2000.


                                  ARTICLE III

                             CONDITIONS PRECEDENT

      Section 3.1 NECESSARY DOCUMENTATION. This Amendment shall be effective when the Administrative Agent shall have received this Amendment executed by the Borrowers, the Agent, the Parent Guarantor and the Required Lenders. The Parent Guarantor shall have paid to the Administrative Agent an amendment fee equal to 0.50% times the Commitments to be shared PRO RATA by the Lenders executing this Amendment by 5:00 p.m. on December 21, 1998. The Administrative Agent, upon receipt of the amendment fees, shall promptly distribute the PRO RATA shares of the Amendment fee to the Lenders entitled thereto.

      Section 3.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of such date.


                                  ARTICLE IV

                                 MISCELLANEOUS

      Section 4.1 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of, and as if made on, the date hereof. The Borrower, the Banks and the Agents agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as the enforceability thereof may be affected by general principles of equity or creditors' rights.



THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 6

      Section 4.2 SPECIAL REPRESENTATION. Each of the Parent Guarantor and each Borrower represents and warrants to the Agents and the Lenders that (a) the recourse of the holders of the CIC Loan (after the period of the PRIDE ANGOLA Construction Loan) is effectively limited to the Foreign Affiliate that is the obligor thereunder and to the security of the assets of such Foreign Affiliate and (b) the maximum exposure reasonably expected under the Mitsubishi Guarantees is $74,200,000.

      Section 4.3 ADDITIONAL COVENANT. Each of the Parent Guarantor and each Borrower agrees (a) during the term of the Agreement, to continue to cause all Eligible Accounts that are Domestic Accounts to be directed to a Parent Guarantor or a Borrower bank account maintained at the Syndication Agent; (b) to pledge as Collateral at least three Eligible Rigs that are Working no later than the delivery date of the January 31, 1999 Borrowing Base Report; (c) during the term of the Agreement, upon the request of the Administrative Agent, to cause all Eligible Accounts that are Foreign Accounts to be directed to a Parent Guarantor or a Borrower bank account maintained at the Administrative Agent; and
(d) to permit, at the expense of the Parent Guarantor and the Borrowers, an examination, no later than January 31, 1999, of Eligible Accounts by the Administrative Agent or a third-party selected by the Administrative Agent.

      Section 4.4 REFERENCE TO THE CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

      Section 4.5 SEVERABILITY. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

      Section 4.6 APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

      Section 4.7 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Agents, the Parent Guarantor and the Borrowers and their respective successors and assigns.

      Section 4.8 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Facsimile signatures shall be effective for all purposes.

      Section 4.9 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.



THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 7

      Section 4.10 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 4.11 DETERMINATION OF CERTAIN DEBT AS LIMITED RECOURSE DEBT. The Administrative Agent hereby designates the CIC Loan (effective after repayment of the PRIDE ANGOLA Construction Loan or release of the Parent Guarantor from all liability thereunder) as Limited Recourse Debt for purposes of the Credit Agreement.


               [Balance of this page intentionally left blank.]


THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 8

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWERS:

                                    PETROLEUM SUPPLY COMPANY


                                    By:/s/EARL W. MCNIEL
                                    _______________________________
                                       Name:Earl W. McNiel
                                       Title:


                                    PRIDE INTERNATIONAL HOLDINGS, INC.


                                    By:/s/EARL W. MCNIEL
                                    ________________________________
                                       Name:Earl W. McNiel
                                       Title:


                                    RANGER WELL SERVICE, INC.



                                    By:/s/EARL W. MCNIEL
                                    ________________________________
                                       Name:Earl W. McNiel
                                       Title:


                                    PRIDE OFFSHORE, INC.



                                    By:/s/EARL W. MCNIEL
                                    ________________________________
                                       Name:Earl W. McNiel
                                       Title:



THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 9

                                    RANGER CORPORATION


                                    By:/s/EARL W. MCNIEL
                                    ________________________________
                                       Name:Earl W. McNiel
                                       Title:


                                    PARENT GUARANTOR:


                                    PRIDE INTERNATIONAL, INC.


                                    By:/s/EARL W. MCNIEL
                                    ________________________________
                                       Earl W. McNiel
                                       Vice President


                                    AGENTS AND LENDERS:

                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION, as Administrative
                                    Agent and a Lender



                                    By:/s/F. SCHAGEMAN
                                    ________________________________
                                       Frank W. Schageman
                                       Vice President

                                    BANK ONE, LOUISIANA, N.A.
                                    as Syndication Agent and as a Lender



                                    By:/S/ J. KENNETH LE DOUX
                                    ________________________________
                                       Name: J. Kenneth Le Doux
                                       Title:Vice President






THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 10

                                    HIBERNIA NATIONAL BANK


                                    By:/s/ B.ROSS
                                    ________________________________
                                       Name:B. Ross
                                       Title:Senior Vice President


                                    THE FUJI BANK, LIMITED -HOUSTON
                                     AGENCY


                                    By:/s/ RAYMOND VENTURA
                                    ________________________________
                                       Name:Raymond Ventura
                                       Title:Vice President and Manager


                                    per pro BROWN BROTHERS HARRIMAN & CO.



                                    By:/s/ KATHRYN C. GEORGE
                                    ________________________________
                                       Name:Kathryn C. George
                                       Title:Senior Manager


THIRD AMENDMENT TO CREDIT AGREEMENT - PAGE 11